                        SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                            (Amendment No. 17)
Filed by Registrant                               [X]
Filed by Party other than the Registrant          [   ]

Check the appropriate box:
  [   ]                                           Preliminary Proxy Statement
  [   ]                                           Confidential, for Use of the Commission Only (as
                                                  permitted by Rule 14-6(e)(2)
  [X]                                             Definitive Proxy Statement
  [   ]                                           Definitive Additional Materials
  [   ]                                           Soliciting Material Pursuant to Sec. 240.14a-11(c) or
                                                  240.14a-12

                                          Hancock Holding Company

Payment of Filing Fee (Check the appropriate box):

[X]                                               No fee required.
[   ]                                             Fee computed on table below per Exchange Act  Rules
                                                  14a-6(i)(4) and 0-11.
  1)                                              Title of each class of  Securities to which transaction
                                                  applies:

  2)                                              Aggregate number of securities to which transaction
                                                  applies:
  3)                                              Per unit price or other underlying value of  transaction
                                                  computed pursuant to Exchange  Act Rule 0-11(Set forth
                                                  the amount on which  the filing fee is calculated and state how it was  determined):
  4)                                              Proposed maximum aggregate value of  transaction:
  5)                                              Total fee paid:

  [   ]                                           Fee paid previously with preliminary materials

[ ]                                               Check box if any part of the fee is offset as provided by
                                                  Exchange Act Rule 0-11(a)(2)  and identify the filing by
                                                  registration for which the offsetting fee was paid
                                                  previously.   Identify the previous filing by registration
                                                  statement number, or the Form or Schedule and the date
                                                  of its filing.

  1)                                              Amount Previously Paid:
  2)                                              Form, Schedule or Registration Statement No.:
  3)                                              Filing Party:
  4)                                              Date Filed:  January 25, 1999

January 19, 2001

Dear Shareholder:

        You are cordially invited to attend the Company's annual meeting on February 22, 2001. The meeting will begin promptly at 5:30 p.m., Hancock Bank, One Hancock Plaza, Gulfport, Mississippi.

        The official Notice of Meeting, Proxy Statement and Form of Proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

        The vote of every shareholder is important. Regardless of whether or not you plan to attend the annual meeting in Gulfport, please sign, date and promptly mail your proxy. The Board of Directors and Management look forward to greeting those shareholders that are able to attend.

                                                     Sincerely,

                                                     /s/ George A. Schloegel
                                                     -------------------------
                                                     George A. Schloegel
                                                     Chief Executive Officer

Hancock Holding Company
One Hancock Plaza
2510 14th Street
Gulfport, MS 39501
(228) 214-5242
January 19, 2001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The annual meeting of shareholders of Hancock Holding Company will be held at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, MS 39501, on February 22, 2001 at 5:30 p.m., for the following purposes:

        1.    To elect three (3) directors to hold office for a term of three (3) years or until their successors are elected and qualified. (Item 1)

        2.    To vote on approval of the appointment of Deloitte & Touche LLP, as the Independent Public Accountants for the Company. (Item 2)

        3.    To vote on the shareholder proposal described in the accompanying Proxy Statement. (Item 3)

        Only those shareholders of record at the close of business on December 29, 2000 shall be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                                  By Order of the Board of Directors

                                                  /s/ George A. Schloegel
                                                  --------------------------
                                                  George A. Schloegel
                                                  Chief Executive Officer

Hancock Holding Company
One Hancock Plaza
2510 14th Street
Gulfport, Mississippi 39501
Proxy Statement
January 19, 2001

        This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hancock Holding Company (the "Company" or "HHC") for the annual meeting of shareholders to be held on February 22, 2001, 5:30 p.m., local time, at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi. Only shareholders of record at the close of business on December 29, 2000 are entitled to notice of and to vote at the meeting. It is expected the Proxy Materials will be first mailed on January 19, 2001.

        This proxy solicitation is made by the Board of Directors of HHC. Nominees are advised prior to record date to submit their request for proxy solicitation materials, and they are shipped overnight to nominees or their designated agent for process to non-objecting beneficial owners and objecting beneficial owners.

        Holders of record of the Company's Common Stock, par value $3.33 per share (The "Common Stock"), as of December 29, 2000 (the "Record Date") are entitled to vote at the meeting or any adjournment thereof. Each share of Common Stock entitles the holder thereof to one (1) vote on each matter presented at the Annual Meeting for shareholder approval. On December 29, 2000, 10,821,349 shares of Common Stock were outstanding and entitled to vote (after deducting 162,200 shares not eligible to vote which are held in Company subsidiaries and 89,221 shares held in Treasury).

        Pursuant to Mississippi Law and the Company's Bylaws, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Company's Articles of Incorporation or Mississippi Law specifically requires a greater number of affirmative votes on a particular matter. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

        Pursuant to Mississippi Law and the Company's Bylaws, directors are elected by a plurality of the votes cast in the election of directors. A "plurality" means that the individuals with the largest number of favorable votes are elected as directors, up to the maximum number of directors to be chosen at the meeting.

        Shareholders of the Company do not have cumulative voting rights with respect to the election of directors at the Annual Meeting. A shareholder has the right to vote the number of shares owned in the election of each director. With respect to the election of three (3) directors to hold office for a term of three (3) years, the nominees receiving the most votes, up to three (3), will be elected. If the Proxy is marked to vote for the three (3) directors as a group, one vote will be cast for each director for each share entitled to vote. If any shareholder wishes to vote for fewer than three (3) directors, they may line through or otherwise strike out the name of any nominee.

        Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his Proxy: (1) by personally appearing and choosing to vote at the Annual Meeting; (2) by written notification to the Company which is received prior to the exercise of the Proxy; or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting. All properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted "FOR" Items 1 and 2 and "AGAINST" Item 3 as described below.

        Georgeson Shareholder Communications, Inc. is contracted by the Company to solicit proxy requests at a cost of approximately $7,000, plus customary expenses. The contact at Georgeson Shareholder Communications, Inc. is Mr. Keith T. Haynes, 17 State Street, 10th Floor, New York, New

York 10004. He can be reached at telephone number (212) 440-9915. All nominees and brokers will be reimbursed the allowable charges as per U.S. Securities and Exchange Commission regulations. The Company will bear the cost of the solicitation of proxy materials. All requests for payment should be directed to: Hancock Holding Company, Investor Relations, P.O. Box 4019, Gulfport, MS 39502. Solicitation of proxies will be primarily by mail. Officers, directors, and employees of the Company and its subsidiaries, Hancock Bank and Hancock Bank of Louisiana, (hereinafter referred to collectively as the "Banks") also may solicit Proxies personally. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting.

        The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding and entitled to vote on December 29, 2000 will constitute a quorum.

        Any shareholder, or their appointed agent, who has any questions concerning the procedures for voting their proxy or the annual meeting should telephone Paul D. Guichet at (228) 214-5242 or 1-800-522-6542 ext. 5242.

MANAGEMENT PROPOSALS:

 ITEM 1 -- ELECTION OF DIRECTORS

        The Board of Directors, by a vote of a majority of the full Board, has nominated the persons named below for election to serve as directors. The term of each of the three (3) newly-elected directors will expire at the Annual Meeting of Shareholders in 2004 or when his successor has been elected and qualified.

        The Company's Articles of Incorporation provide for a Board of at least nine (9) directors classified into three (3) classes of directors. At each annual meeting each class of directors whose term has expired will be elected to hold office until the third succeeding annual meeting or until their successor has been elected and qualified.

        It is the intent of the persons named in the Proxy to vote such Proxy "FOR" the election of the nominees listed below, unless otherwise specified in the Proxy. In the event that any such nominee should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote for the election of such person in the place of such nominee as the Board of Directors may recommend.

        Nominations for the election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made by a shareholder by delivering written notice to the Company's Secretary not less than fifty (50) nor more than ninety (90) days prior to the meeting at which directors are to be elected, provided that the Company has mailed the first notice of the meeting at least sixty (60) days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within ten (10) days following the earlier of: (i) the date that notice of the date of the meeting was first mailed to the shareholders, or (ii) the date on which public disclosure of such date was made. The shareholder's notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Company's Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of Directors. The shareholder's notice must also set forth as to the shareholder giving notice: (i) the name and address of such shareholder; and (ii) the class and amount of such shareholder's beneficial ownership of the Company's Common Stock. If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the Annual Meeting may determine that such shareholder's nomination should not be brought before the meeting that such nominee shall not be eligible for election as Director of the Company.

(Item 1 Continued)
NOMINEES FOR DIRECTOR

        James B. Estabrook, Jr. - currently a Director Additional information for Mr. Estabrook can be found in the section describing directors of the Company.

        Victor Mavar - currently a Director Additional information for Mr. Mavar can be found in the section describing directors of the Company.

        Leo W. Seal, Jr. - currently a Director Additional information for Mr. Seal can be found in the section describing directors of the Company.

The Board of Directors Recommends you vote FOR Item 1. ITEM 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed Deloitte & Touche LLP, a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 2001, and until their successors are selected. Deloitte & Touche LLP and its predecessor, Touche Ross, have been auditors for the Company since it commenced business in 1984, for Hancock Bank since 1981 and Hancock Bank of Louisiana since 1990.

         The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board does not anticipate that representatives of Deloitte & Touche LLP will be in attendance at the Annual Meeting, be present to make a statement or be available to respond to appropriate questions.

         Although not required to do so, the Board of Directors has chosen to submit its appointment of Deloitte & Touche LLP for ratification by the Company's shareholders. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

The Board of Directors Recommends you vote FOR Item 2.

 ITEM 3 -- SHAREHOLDER PROPOSAL:

        O. Miles Pollard, Jr., Suite 16, 460 Florida Street, Baton Rouge, LA 70801, the owner of 76,225 shares of Common Stock, has notified the Company in writing that he wishes the following proposal to be placed before the shareholders at the Annual Meeting:

RESOLVED, that the shareholders of Hancock Holding Company (the “Company”) do hereby request and, to the extent permitted by applicable state law, direct the Board of Directors of the Company (the “Board”) to establish, at the first meeting of the Board to be held following the 2001 Annual Meeting of the Shareholders, a special committee to be composed solely of three independent directors, i.e., directors who are not officers or employees of the Company or any of its subsidiaries, and three Shareholder Representatives (as defined below), and the special committee be directed to promptly and actively seek, and be authorized to negotiate the terms of, a sale or other strategic disposition of the Company, such as a merger, consolidation or other business combination, or a stock exchange, with a larger financial institution, in order to enhance the value of the shares of stock of the Company held by its shareholders; and in connection therewith, the special committee be authorized to retain such advisors as may be necessary or desirable for such purpose. The Shareholder Representatives shall be me, Robert U. Weiss and Sherman Muths, Jr., who shall serve without compensation and shall be entitled to notice of and participate in meetings of the special committee, but shall not have voting rights.

 Supporting Statement:

As the owner of 76,225 shares of the Common Stock of the Company, over 60,000 shares of which I have owned since December 1996, I am disappointed, based on publicly available information, in the failure of the Board of Directors to actively seek a sale or other strategic disposition of the Company with larger financial institutions that would enhance the value of the shares held by the Company’s shareholders. Accordingly, in this period of ever-increasing consolidation of financial institutions, I believe the shareholders will benefit from the establishment of a special committee of the Board of Directors to be composed of three independent members and three significant shareholders (who will be entitled to participate but not vote) which will be directed to actively seek such a strategic transaction. By virtue of their independence, as it relates to the Board members, and their significant financial investment, as it relate to the Shareholder Representatives, the members of the special committee should be able to seek and objectively analyze potential strategic transactions and thereafter provide recommendations with respect thereto the Board of Directors and the shareholders of the Company. I have contacted Messrs. Weiss and Muths and each has agreed to serve on the special committee with me. I strongly recommend that this course of action be favorably considered by the shareholders of the Company at the 2001 Annual Meeting.

The Board Of Directors Recommends That Shareholders Vote AGAINST This Proposal (Item 3) For The Following Reasons:

The Company Does Not Believe that a Business Combination with a Larger Financial Institution Will Enhance Shareholder Value.

 In recent years, a number of community and regional banks have been acquired by larger financial institutions. While some of these mergers have been successful, others have resulted in a decrease in long-term shareholder value. The Board has closely studied the effect of these mergers on shareholder value with interest and believes that a merger or other business combination with a larger financial institution cannot guarantee that shareholder value will be enhanced. Rather, the Board believes that such a transaction may actually result in a decrease in long-term shareholder value. As an example, two of the largest acquisitions in our market area have resulted in decreased shareholder value. In the largest financial institution acquisition in Mississippi the value of one share of the acquired company’s stock the day before merger announcement, June 1, 1999, has declined over 40% as of December 5, 2000. Likewise, in the largest financial institution acquisition in Louisiana the value of one share of the acquired company’s stock the day before merger announcement, October 20,1997, has declined over 24% as of December 5, 2000.

The Board believes one reason that a merger or other business combination with a larger financial institution is likely to have a negative effect on shareholder value is that many larger financial institutions do not provide the level of service that is expected by Hancock Holding Company’s customers. Large financial institutions are often unable to react quickly to customer needs and often treat customers as an inconvenience. Hancock Holding Company on the other hand is able to provide superior customer service and views customer contact as an opportunity to expand the relationship and increase profitable business. The Board believes that a merger or other business combination with a larger financial institution may cause dissatisfaction among Hancock Holding Company’s existing customers, impair the ability to develop new customers, and as a result the combined organization’s value will be adversely affected.

The Proposal Is Inconsistent with the Board’s Long-Range Plan for Hancock Holding Company.

 The Board of Directors has developed a long-range business strategy to enhance shareholder value by remaining independent and employing various specific means to increase revenues, reduce costs and improve earnings. The Board has concluded this strategy would deliver superior value to Hancock Holding Company’s shareholders over the long term. This strategy has proven successful in that Hancock Holding Company’s earnings per share have increased over 61% since 1991. More recently, Hancock Holding Company’s earnings per share in 2000 increased 16% over earnings per share in 1999.

Major decisions of the Board are evaluated in terms of whether they are consistent with the realization of Hancock Holding Company’s long-term business objectives. The Board continues to believe that adherence to the Hancock Holding Company’s long-term business strategy will deliver superior value to our shareholders.

Shareholder Rejection of Sherman Muths, Jr.'s Proposal at Last Year's Annual Meeting.

 In addition to himself, Mr. Pollard proposes that Sherman Muths, Jr., P.O. Drawer 1630, Gulfport, MS 39502 and Dr. Robert U. Weiss, 1850 Gause Blvd, Slidell, LA 70458, be appointed to the Special Committee. While this is the Company’s first encounter with Messrs. Weiss and Pollard, the Company has a long history with Mr. Muths. At last year’s annual meeting, the shareholders considered a proposal by Mr. Muths that would have required the Board to take specific, identifiable actions to increase, enhance or maximize the value of each shareholder’s shares of stock in the Company, through the sale of assets, sale of branches, acquisitions by the Company or merger of the Company. The Board believed that the proposal was unnecessary because the Board was already taking actions to enhance shareholder value, and it was unclear what specific additional obligations, if any, Mr. Muths’ proposal would place on the Board or the Company. This proposal was rejected by an overwhelming majority of the shareholders.

The Board Believes that Shareholder’s Already Have the Opportunity to Provide Input to the Board.

 The Board of Directors closely monitors the performance of the Company and the enhancement of shareholder value. The Board of Directors is elected by the shareholders and is charged with insuring that the business and affairs of the Company are managed for the benefit of all shareholders through the exercise of its business judgement. The views of all shareholders are carefully considered by the Board as it carries out its legal duty of care owed to all shareholders. The Company appreciates the input of its shareholders and actively encourages communication with them.

In an effort to facilitate shareholder input, the Company has a Director of Investor Relations whose responsibility is and will continue to be, to convey shareholder communications and concerns to the Company’s management and the Board. The Chief Executive Officer and the Chief Financial Officer on a regular basis communicate with shareholders on current corporate activities. Since 1998, eighteen special regional shareholder meetings have been held throughout the Company’s marketplace to encourage shareholder input and communicate with management. Accordingly, the Board has and will continue to consider shareholder input and the participation of Messrs. Muths, Pollard, and Weiss, as “select” shareholders as contemplated by the proposal is unnecessary.

Additionally, the Board is concerned that the mandatory participation of Messrs. Muths, Pollard, and Weiss on the special committee will allow these three gentlemen to become privy to inside information about the Company. Because these three gentlemen are not elected Directors, they may not owe the Company’s shareholders the same fiduciary duties as an elected Director. Furthermore, the Board also believes that it can function most effectively when its strategic planning is conducted confidentially. In this way, ideas and alternatives that may enhance stockholder value can be, and are currently being, developed and discussed without the fear that they will lead to rumors or public debate that could harmfully restrict the Board’s options or disrupt the public market for the Company’s common stock.

DIRECTORS OF HHC

Frank E. Bertucci,
         Director since 2000.  Since 1978, Mr. Bertucci has been employed with F.E.B Distributing Co.,
Inc., a regional beverage wholesaler and currently serves as its President.  Advisory Director of Hancock
Bank since 1995.
         Term of Office: For a three year period to expire 2002.
         Age: 45

Joseph F. Boardman, Jr.
     Director since 1984, Chairman of the Board since 1987.  Retired President of Coast Materials Company
(Ready Mixed Concrete Business), Gulfport, Mississippi.  Advisory Director of Hancock Bank since 1972.
     Term of Office: For a three year period to expire in 2002
     Age: 71

James B. Estabrook, Jr.
     Director since 1995.  Mr. Estabrook's principal occupation has been as President of Estabrook Motor Co.,
Inc. since 1967.  Mr. Estabrook also serves in the capacities at the companies indicated: President of Weaver
Motor Co., Inc. (Automobile Dealerships); President of Auto Credit, Inc. (Auto Finance Business); General
Partner, Estabrook Properties, LP (Real Estate Business); Vice President, Falcon Leasing and Rental, Inc.,
(Daily Rental Automobile Business) Pascagoula, Mississippi; and Advisory Director of Hancock Bank since
1985.
     Term of Office: For a three year term to expire in 2001
     Age: 56

James H. Horne
         Director since 2000.  Mr. Horne is owner of Capital Properties, Inc. and Valuation Specialist, Inc.,
specializing in real estate development and appraisal for over 20 years.  Mr. Horne is also President of
Ocean Springs Self Storage, Inc., Ocean Springs, Mississippi; President of Gulfport Self Storage, Inc.,
Gulfport, Mississippi; President of Grelot Self Storage, Inc., Gautier, Mississippi; Gautier Self Storage,
Inc., Gautier, Mississippi; Market Street Properties (Self Storage business), Biloxi, Mississippi.  Advisory
Director of Hancock Bank since 1995.
         Term of Office: For a three year period to expire 2003.
         Age: 48

Charles H. Johnson
     Director since 1987. Business Manager since 1961and previous President of Charles H. Johnson, Inc.
(Residential General Contracting Business), Diamondhead, Mississippi; Treasurer since 1965, Universal
Warehouse, Inc., (Mini-Storage Business), Diamondhead, Mississippi.  Advisory Director of Hancock Bank
since 1977.
     Term of Office: For a three year period to expire 2002
     Age: 67

Victor Mavar
     Director since 1993.  President of Mavar, Inc. since 1989 (Real Estate Firm), Biloxi, Mississippi; Vice
President, G & R Radio Inc. since 1996, Biloxi, Mississippi; Previous Vice President, Mavar Shrimp & Oyster
Co., Inc., Biloxi, Mississippi.   Advisory Director of Hancock Bank since 1989.
     Term of Office: For a three year term to expire in 2001
     Age: 74

George A. Schloegel
     Director of Company since 1984.   President, Hancock Bank, Gulfport, Mississippi, since 1990, Vice
Chairman of the Board of Hancock Holding Company since 1984 and named Chief Executive Officer,
Hancock Holding Company 2000; Director of Hancock Bank of Louisiana, since 1990.  Director of Mississippi
Power Company, Gulfport, Mississippi.  Mr. Schloegel was employed part-time with Hancock Bank from
1956-1959 and began full-time employment in 1962.  He served in various capacities until being named
President in 1990.
     Term of Office: For a three year term to expire in 2003
     Age: 60

Leo W. Seal, Jr.
     Director of the Company since 1984.  President, Hancock Bank, Gulfport, Mississippi since 1963; President of Hancock Holding Company since 1984, Chief Executive Officer from 1984 to 2000; Advisory Director,
Hancock Bank of Louisiana since 1993.  Mr. Seal was employed by Hancock Bank in 1947.  He was elected to the Board of Directors of Hancock Bank in 1961 and named President in 1963 and in 1977 he was named
Chief Executive Officer.
     Term of Office: For a three-year period to expire in 2001
     Age: 76

Christine L. Smilek
           Director since 2000.  Ms. Smilek is a Certified Public Accountant and owner of Smilek, CPA since
1991.  Ms. Smilek also serves as Board Chair for Gulf Coast Medical Center, a Tenet Health Systems
subsidiary.  Advisory Director of Hancock Bank since 1995.
               Term of Office: For a three-year period to expire in 2003.
               Age: 40

         George A. Schloegel is a director of Mississippi Power Company, Gulfport, Mississippi. None of the other Directors of the Company are directors of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of Section 15(d) of the Act, or registered as an investment company under the Investment Company act of 1940.

        No family relationship exists between any directors, executive officers, or persons nominated to become a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        All Directors, Executive Officers, and Nominees of the Company have filed all required insider reporting forms with the U. S. Securities and Exchange Commission in a timely manner for the previous year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information concerning the number of shares of common stock of the Company held as of December 11, 2000 by the only shareholders who are known to management to be the beneficial owners of more than five percent (5%) of the Company's outstanding shares:

Name and Address                            Amount and                                  Percent
of Beneficial Owner                         Nature of                                   of Class
                                            Beneficial Ownership(1)
                                            Of Common Stock
-----------------------------------------------------------------------------------------------------

Leo W. Seal, Jr.                              1,165,780.4 (2)                             10.5%
408 North Beach Blvd.
Bay St. Louis, Mississippi 39520

Hancock Bank Trust Department                 1,261,625.7 (3)                             11.4%
One Hancock Plaza
Gulfport, Mississippi 39501
------------------------
(1) Constitutes sole ownership unless otherwise indicated.
(2) Includes 2,551 shares owned by Mr. Seal's wife, 24.4 shares held by Mr. Seal's children, 96,800 shares held in a charitable trust, of which Mr. Seal has voting rights but no dispositive powers, and excludes 434,823 shares in three (3) trusts held by the
Hancock Bank Trust Department (not included in the 1,261,625.7 shares shown above as beneficially owned by the Trust Department)
as to which Mr. Seal has sole voting rights, but no power of disposition.  Mr. Seal's sister and her children are the beneficiaries of these trusts.  It also includes 29,000 options and 4,000 restricted stock shares, which were granted to Mr. Seal in the 1996
Long-Term Incentive Plan.
(3) Consists of shares held and voted by the Hancock Bank Trust Department as trustee for 73 different accounts.  Within these  73 accounts, the Trust Department has sole voting rights on 1,947,221.6 shares, shared voting rights on zero shares and no power to vote 27,565.5 shares.  The Trust Department has the sole right to dispose of 1,113,800.1 shares, shared right to dispose of 14,589.7 shares and no authority to dispose of 359,008.9 shares.

SECURITY OWNERSHIP OF MANAGEMENT
(As of December 11, 2000)

Name of Beneficial Owner                                                        Amount and                            Percent
                                                                                 Nature of                            of Class
                                                                          Beneficial Ownership(1)
                                                                             Of Common Stock
--------------------------------------------------------------------------------------------------------------------------------

Directors
Frank E. Bertucci                                                           571.7       (1)                              0.01%
Joseph F. Boardman, Jr.                                                  10,863.0       (2)                              0.10%
James B. Estabrook, Jr.                                                   2,005.0       (3)                              0.02%
James H. Horne                                                            8,460.2       (4)                              0.08%
Charles H. Johnson                                                        7,191.2       (1)                              0.07%
Victor Mavar                                                             15,223.0       (1)                              0.14%
George A. Schloegel                                                     150,023.1       (5)                              1.35%
Leo W. Seal, Jr.                                                      1,165,780.4       (6)                             10.53%
Christine L. Smilek                                                         169.1       (7)                             0.002%

Executive Officers
Charles A. Webb, Jr.                                                     12,045.3       (8)                              0.11%
A. Hartie Spence                                                         10,515.7       (9)                              0.09%
Carl J. Chaney                                                           15,212.1      (10)                              0.14%
Directors and Executive Officers                                      1,832,882.8      (11)                              16.5%
-----------------------------
(1)  Constitutes sole ownership unless otherwise indicated.
(2)  Includes 493 shares owned by Mr. Boardman's wife.
(3)  Includes 1,028 shares owned by Mr. Estabrook's minor child.
(4)  Includes 402 shares owned by Mr. Honrne's wife; 1,054 shares owned jointly by Mr. Horne and his wife; 400 shares owned jointly with his child; and 5,898 shares held by Mr. Horne's company.
(5)  Includes 37,651 shares owned jointly by Mr. Schloegel and his wife; 207 shares owned directly by his spouse;  28,000 options and 4,000 Restricted  Stock Awards granted to Mr. Schloegel in the 1996 Long-Term Incentive Plan.
(6)  Includes 2551 shares owned by Mr. Seal's wife, 24.4 shares owned by his children, 96,800 shares held in a charitable trust of which Mr. Seal has voting rights but no dispositive powers, and excludes 434,823 shares held in a fiduciary capacity by
     Hancock Bank's Trust Department as to which Mr. Seal has sole voting rights but no power of disposition.  Mr. Seal's sister and her children are beneficiaries of these trusts. Mr. Seal disclaims beneficial ownership of these 434,823 shares. It also includes 29,000 options and 4,000 Restricted Stock Awards granted to Mr. Seal in the 1996 Long-Term Incentive Plan.
(7)  Includes 55.2 shares owned by Ms. Smilek's husband.
(8)  Includes 10,204.1 shares owned jointly with Mr. Webb's wife, and 750 restricted stock awards granted Mr. Webb in the 1996
     Long-Term Incentive Plan.
(9)  Includes 766 shares held in an IRA for Mr. Spence, 8,700 options and 600 restricted stock awards granted to Mr.
     Spence in the 1996 Long-Term Incentive Plan.
(10) Includes 8,500 shares owned by Mr. Chaney's wife; 199 shares held for the benefit of Mr. Chaney's children, of whom he is the custodian; 5,200 options and 750 restricted stock awards granted to Mr. Chaney in the 1996 Long-Term Incentive Plan.
(11) Includes all shares held as a group by all the Company Directors and named Executive Officers, including shares disclaimed by
     Mr. Seal as noted in footnote #7 above.  This group consists of 18 persons.

                                          EXECUTIVE COMPENSATION
                                   SUMMARY MANAGEMENT COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation                        Long-Term Compensation
-----------------------------------------------------------------------------------------------------------------------------------

Name and                                                                Other Annual       Restricted        Stock        All Other
Principal                                                                    Compen-            Stock      Options     Compensation
Position                          Year     Salary ($)    Bonus($)          Sation($)        Awards($)       (#)(1)           ($)(2)
-----------------------------------------------------------------------------------------------------------------------------------

George A. Schloegel               2000        351,904      75,000           1,120(3)       70,000 (7)       10,000            7,602
President & CEO,                                                        3,184(5)
Hancock Bank, Vice                                                          2,376(6)
Chm & CEO, HHC                                                        57,410(12)
                                  1999        341,718           0          1,184 (3)      204,000 (7)       10,000            7,451
                                                                            3,773(4)
                                                                            1,227(5)
                                                                            2,080(6)
                                  1998        321,027      55,000           1,045(3)       87,000 (7)        7,000            7,470
                                                                            4,013(4)
                                                                              987(5)
                                                                            2,804(6)

Leo W. Seal, Jr.                  2000        105,000       5,000          18,000(4)       70,000 (8)        5,000            2,151
President, HHC                                                              1,545(5)
                                                                            3,090(6)
                                  1999        103,080           0             528(3)       76,500 (8)        5,000            2,047
                                                                           18,000(4)
                                                                              737(5)
                                                                            5,859(6)
                                  1998        103,846           0           1,075(3)       87,000 (8)        8,000            2,468
                                                                           18,000(4)
                                                                            1,175(5)
                                                                            8,669(6)

A. Hartie Spence, Pres.           2000        177,000           0             688(3)        3,500 (9)        1,500            2,352
And Director, Hancock                                                      76,800(4)
Bank of LA                                                                  5,000(5)
                                                                              998(6)
                                  1999        182,769           0           1,710(3)       19,125 (9)        1,500            2,443
                                                                           76,800(4)
                                                                            5,000(5)
                                                                              873(6)
                                  1998        176,000      10,000           2,569(3)        4,350 (9)        1,500                0
                                                                           77,448(4)
                                                                            5,000(5)
                                                                            1,178(6)

Carl J. Chaney, CFO               2000        172,877      23,000             782(3)       35,000(10)        4,000            5,501
HHC                                                                         5,000(5)
                                                                              133(6)
                                  1999        170,000           0                954       19,125(10)        4,000            4,298
                                                                            5,000(5)
                                                                              143(6)
                                  1998        115,000      30,000             398(3)                0            0                0
                                                                               61(5)

Charles A. Webb, Jr.              2000       150,000        5,000           1,745(3)       17,500(11)            0            3,026
Ex. V.P., Sec. Hancock                                                      5,000(4)
Bank, Ex. V.P., Sec.                                                        4,901(6)
HHC                               1999       155,769            0           1,998(3)       19,125(11)            0            3,017
                                                                            4,167(4)
                                                                              833(5)
                                                                            5,952(6)
                                  1998       150,000       25,000           1,739(3)       19,000(11)            0            3,640
                                                                            5,000(4)
                                                                            7,852(6)

(1)  Awards for the calendar year 1998 were awarded December 24, 1998, a total of 4,350 shares were awarded to these executives at the price of $43.50 per share. Awards for the calendar year 1999 were awarded December 21, 1999, a total of 5,500 shares were awarded to these executives at the price of $38.25 per share.  Awards for the calendar year 2000 were awarded December 14,
     2000, a total of 5,600 shares were awarded to these executives at the price of $35.00 per share.
(2)  Includes stock purchase plan contribution and profit sharing plan contribution.

(3)  Automobile compensation.
(4)  Deferred compensation.
(5)  Executive Supplemental plan.
(6)  Cost of excess life insurance.
(7)  Represents the fair market value on the date of grant (12/14/00) of 2,000 restricted stock shares which were awarded for the calendar year 2000. Represents the fair market value on the date of grant (12/21/99) of 2,000 restricted stock shares which were awarded for the calendar year 1999.  Represents the fair market value on the date of grant (12/24/98) of
     2,000 restricted stock shares which were awarded for the calendar year 1998.  On December 31, 2000, Mr. Schloegel held
     9,000 restricted shares in the aggregate, at a  value of  $341,250.
(8)  Represents the fair market value on the date of grant (12/14/00) of 2,000 restricted stock shares which were awarded for the calendar year 2000. Represents the fair market value on the date of grant (12/21/99) of 2,000 restricted stock shares which were awarded for the calendar year 1999. Represents the fair market value on the date of grant, (12/24/98) of 2,000 restricted stock shares which were awarded for the calendar year 1998. On December 31, 2000, Mr. Seal held 10,000 restricted shares in the aggregate, at a value of $380,000.
(9)  Represents the fair market value on the date of grant (12/14/00) of 100 restricted stock shares which were awarded for the calendar year 2000. Represents the fair market value on the date of grant (12/21/99) of 500 restricted stock shares which were awarded for the calendar year 1999.  Represents the fair market value on the date of grant
     (12/24/98)  of 100 restricted stock shares which were awarded for the calendar year 1998. On December 31, 2000, Mr. Spence held 1,100 restricted shares in the aggregate, at a value of  $42,250.
(10) Represents the fair market value on the date of grant (12/14/00) of 1,000 restricted stock shares which were awarded for the calendar year 2000. Represents the fair market value on the date of grant (12/21/99) of 500 restricted stock shares which were awarded for the calendar year 1999.  On December 31, 2000, Mr. Chaney held 1,750 restricted shares in the aggregate, at a value of $64,062.
(11) Represents the fair market value on the date of grant (12/14/00) of 500 restricted stock shares which were awarded for the calendar year 2000. Represents the fair market value on the date of grant (12/21/99) of 500 restricted stock shares which were awarded for the calendar year 1999.  Represented the fair market value on the date of grant (12/24/98) of
     250 restricted stock shares which were awarded for the calendar year 1998. On December 31, 2000,  Mr. Webb held 1,600 restricted shares in the aggregate, at a value of $60,125.
(12) Represents $1,816 for deferred compensation and $55,594 for acquisition of a bank-owned life insurance policy.
Option Grants

        Shown below is information on grants of stock options pursuant to the Company's incentive plan during 2000 to the named executives in the above table. Restricted Stock Awards are disclosed under the Executive Compensation Table.

                                                     Stock Option Grants in Last Fiscal Year
                                                              Individual Grants

                                                                                    Potential
                                                                                 Realizable Value

                       Options       Percent of     Option        Expiration                                  Grant Date
Name                   Granted       Total Granted  Price($)      Date           5%            10%            Present Value
                                                                                                              ($)
----------------------------------------------------------------------------------------------------------------------------
George A. Schloegel    10,000        11.66%         $35.00 (1)    12-14-2010    $ 220,113.00   $557,810.00   $ 350,000.00

Leo W. Seal, Jr.        2,403         2.80%         $35.00 (1)    12-14-2010    $  52,893.00   $134,042.00   $  84,105.00
                        2,597         3.03%         $38.50 (3)    12-14-2010    $  48,074.00   $135,774.00   $  99,984.50

A. Hartie Spence        1,500         1.75%         $35.00 (2)    12-14-2010    $  33,017.00  $  83,671.00   $  52,500.00

Carl J. Chaney          4,000         4.66%         $35.00 (1)    12-14-2010    $  88,045.00   $223,124.00   $ 140,000.00

------------------
(1)  Non-qualified stock options were issued at the fair market value on the date of grant, 12/14/2000.
(2)  Incentive stock options were issued at the fair market value on the date of grant, 12/14/2000.
(3)  Incentive stock options granted were issued at 110% of their fair market value on the date of grant,
     12/14/2000.

Option Exercises

        The following Table sets forth certain information regarding individual exercises of stock options during 2000 and unexercised options granted to each of the named executives and held by them at the end of 2000.

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                     AND FISCAL YEAR END OPTION VALUES

                                                   Number of Unexercised Options      Value of In-the-money
                                                                                           Options(1)

                  Shares AcquireValue
Name              On Exercise   Realized        Exercisable    Unexercisable  Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------
Leo W. Seal, Jr.     0           $0.00            26,348(2)      9,924(3)      $   0.00      $  7,809.75

George A. Schloegel  0           $0.00             3,500(3)     21,001(3)          0.00      $ 32,500.00
                                                  16,999(4)

A. Hartie Spence     0           $0.00             1,125(3)      3,375(3)      $   0.00      $  4,875.00
                                                   6,825(4)

Carl J. Chaney       0           $0.00               600(3)      7,601(3)       $  0.00      $ 13,000.00
                                                   1,599(4)
--------------------
(1)  Based on closing price on the NASDAQ National Market System of $35.00 on December 14, 2000.
(2)  Stock options are exercisable six months after the date of grant.
(3)  Stock Options granted are exercisable 25% after the first year, then an additional 25% for each of the next three years.
(4)  Stock Options granted were exercisable one year after the date of the grant.
COMMITTEES OF THE BOARD OF DIRECTORS

        The Company has an Audit Committee currently composed of J. F. Boardman, Jr., L. A. Koenenn, Jr., Victor Mavar, Gordon Redd, Jr., and Christine L. Smilek, of which Mr. Koenenn and Ms. Smilek are both practicing accountants. The Audit Committee oversees the operation of the Company's Audit Department and makes recommendations to the Board of Directors concerning the independent accountants for the Company and its subsidiaries. The Audit Committee met five (5) times during 2000. Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1993 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

        With respect to fiscal 2000, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditor's independence.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

         During fiscal 2000, the Board of Directors adopted the written Audit Committee Charter, as presented in Appendix A, in accordance with the Securities and Exchange Commission Regulation 4460(d)(1). See attached Appendix A.

        The Company has a Loan Oversight Committee which meets monthly and is currently composed of the following members: Joseph F. Boardman, Jr., James B. Estabrook, Jr., Charles A. Webb, Jr., Charles H. Johnson, Victor Mavar and George Schloegel. It met twelve (12) times during 2000.

        The Company has a Compensation Committee, which determines the salary of the executive officers of the Company. It met two (2) times during 2000 and is composed of J. F. Boardman, Jr., James B. Estabrook, Jr., Charles H. Johnson, L. A. Koenenn, Jr., Victor Mavar, T. W. Milner, Jr., Dr. H. C. Moody, Jr.

         The Company does not have a Nominating Committee.

        Hancock Bank has, among other committees, an Investment Committee, which meets monthly, an Insurance Committee that meets annually and a Salary Committee. The Salary Committee is composed of the 12 members of management who determine wages and compensation for the Bank's officers and other employees. George A. Schloegel and Leo W. Seal, Jr., both of whom are Directors of the Company, are two of the 12 members. The Salary Committee of Hancock Bank meets quarterly for annual increases and promotions. Other salary modifications are discussed at the weekly management meeting.

        The Board of Directors of the Company met a total of twelve (12) times during the year ended December 31, 2000. During 2000, all Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served.

Director's Fees

        Directors of the Company who are not also full-time employees of Hancock Bank or Hancock Bank of Louisiana (i.e. all Directors except Messrs. Seal and Schloegel) receive $275 for each regular and special board meeting attended. Directors of the Company who are not full-time employees of Hancock Bank or Hancock Bank of Louisiana and are also Directors of one of the Banks, receive an additional $275 for meetings of either Banks' Board of Directors attended, provided that such meetings are not held on the same day as meetings of the Company. Directors of the Company who attend regional board meetings are paid $375 for each Jackson County Board/Loan Committee Meeting attended and $250 for each Pearl River or Hancock County Board Meeting attended. Directors of the Company who are not full-time employees of Hancock Bank or Hancock Bank of Louisiana and are members of a Bank Committee, also receive $225 for each committee meeting attended, $100 for each loan committee meeting attended in Gulfport, Mississippi; $60 for each loan committee meeting attended in Biloxi/Ocean Springs, or Hancock County, Mississippi; and $50 for each loan committee meeting attended in Pearl River County, Mississippi.

         Year-end bonuses are paid to the Directors of the Company based upon the number and type of meetings attended during the year in the amounts set forth above. Consideration is also given to the duration and logistics of the meetings attended.

        From time to time the Company will initiate new business referral programs for the Directors. In 1999, the Company offered a voluntary referral program to the directors. Seventeen (17) Directors of the Company and subsidiaries participated in the 1999 plan. Directors earned one (1) point for every $1,000 in new business referred to the Company. At year-end, the points were tallied and $1.00 was paid to the directors for every point. The Company purchased shares off the open market equivalent to the number of dollars each director earned. Directors referring one million dollars ($1,000,000) or more were also given a choice of a 7-day cruise for two to Key West or 15 shares of HHC stock; directors referring $500,000 to $999,000 were also given a choice of a 3-night Disney Golf trip or 10 shares of HHC stock; and directors referring $250,000 to $499,000 were also given a choice of a 2-night Sandestin Golf trip or 5 shares of HHC stock.

Pension Plan

        Hancock Bank, along with some of its affiliated companies, maintains a noncontributory integrated pension plan and trust agreement (the "Pension Plan") covering all full-time salaried employees (including executive officers of the Company who are also employees of the Banks) who have completed one (1) year of service and have attained 21 years of age. Employees become participants in the Pension Plan on January 1 or July 1 following the satisfaction of the eligibility requirements.

        An amendment and restatement of the Pension Plan dated December 31, 1992 modified the benefit formula. Under this formula, a participant accrues his benefit under the Pension Plan on the basis of his years of service with the Bank and its affiliated companies, his years of participation in the Pension Plan, his average annual compensation (calculated by using his base compensation for the five consecutive years of service that produce the highest average), and Social Security laws and amounts. His benefit accrues in increments based on his years of participation at any time of determination and the number of years of participation he would have at his normal retirement age [that is, the date on which the participant has attained age 65 but not earlier than the fifth anniversary of the first day of the Pension Plan year (January 1 - December 31) during which the participant commenced participation in the Pension Plan].

        A participant's normal retirement date is the first day of the month coincident with or immediately proceeding his normal retirement age. A participant is eligible to elect early retirement after he has either (1) completed fifteen years of service and attained age 55 or (2) completed twelve years of service and attained age 62.

        A participant becomes vested in his accrued benefit under the Pension Plan upon the earlier of attainment of his normal retirement age or the completion of five years of service. A participant with a vested accrued benefit will be entitled to receive a retirement benefit upon termination of his employment. In some situations, distributions may be delayed until the participant attains his normal or early retirement date. The spouse or other beneficiary of a vested participant who dies while employed will be eligible for a survivor benefit.

        The normal form of benefit under the Pension Plan (1) for unmarried participants generally is a ten year certain and life annuity, and (2) for married participants generally is a joint and 50% survivor annuity which is the actuarial equivalent of the unmarried participant's normal form. A participant may elect certain specified optional forms of distribution.

        The Pension Plan provides for the Banks and other participating companies to make all contributions to the Pension Plan in amounts sufficient to fund benefit payments and to satisfy legal funding requirements. All contributions are held in a trust fund of which Hancock Bank is the trustee. Pension contributions were $2,017,415 for 2000.

        The table set forth below shows the estimated annual base payments payable under the present benefit formula to persons retiring upon attainment of age 65 in 2000 in the indicated earnings classifications and with the indicated number of years of service for purposes of computing retirement benefits.

                                      Pension Plan Table (1)(2)(3)

                                                            Years of Service

Renumeration($)            15           20           25           30           35           40           45            50
 50,000                    11,250       15,300       19,350       23,400       27,450       31,500        35,550        39,600
100,000                    23,850       32,400       40,950       49,500       58,050       66,600        75,150        83,700
150,000                    36,450       49,500       62,550       75,600       88,550      101,700       114,750    (4)127,800
200,000(5)                 41,490       56,340       71,190       86,040      100,890      115,740    (4)130,590    (4)145,440
250,000(5)                 41,490       56,340       71,190       86,040      100,890      115,740    (4)130,590    (4)145,440

(1)  Assuming continued employment, the years of service at age 65 for Mr. Schloegel will be 46 years, Mr.
Spence will be 9;  for Mr. Seal was 42; for Mr. Webb was 47; and for Mr. Chaney will be 27.
(2)  Earnings covered by the Pension Plan consist of base salary and do not include bonuses.  The benefit amounts are not subject to reduction for social security benefits, but social security amounts were taken into account under the benefit formula.
(3)  This table reflects the normal form of benefit under the Pension Plan which is a life annuity with 120 payments guaranteed.
(4)  The annual amount exceeds the IRC Section 415 limit of $127,500 for a ten year certain and life annuity.
The Section 415 is indexed so that these amounts may eventually be paid.
(5)  The table also reflects the IRC Section 401(a)(17) which limits compensation for Pension Plan purposes to $170,000 for 2000.

        Compensation covered by the Pension Plan is found in the salary column of the Summary Management Compensation Table for the named executive officers of the Company. It covers the three years listed in the Table and 1996 and 1997.

         Covered compensation for the named executive officers as of the end of the last calendar year is: Schloegel $280,800; Seal $101,240; Spence $173,600; Webb $147,320; and Chaney $172,267.

Executive Supplemental Reimbursement Plan

        Hancock Bank maintains an Executive Supplemental Reimbursement Plan ("ESR Plan") for members of the Banks' Management Committee. Currently, Leo W. Seal, Jr., George A. Schloegel, Charles A. Webb, Jr., A. Hartie Spence and Carl J. Chaney are five of the 11 members of the Management Committee. Under the ESR Plan, Hancock Bank will pay or reimburse each participating committee member up to $5,000 of expenses that the committee members incurs during each calendar year for life insurance, education, residential security systems and club dues. If the amount paid or reimbursed for a committee member is less than $5,000 for a calendar year, the unused portion will be contributed to a deferred compensation account for all members except Leo W. Seal, Jr. An administrative committee of at least three persons appointed by the Board of Directors of Hancock Bank administers and interprets the plan and has sole discretion to award any benefit to committee members.

Stock Purchase Plan

        The Company maintains an Employee Stock Purchase Plan (the "ESPP") that is designed to provide the employees of the Company, the banks and certain subsidiaries of Hancock Bank, a convenient means of purchasing Common Stock of the Company. All employees (except Leo W. Seal, Jr.) of the Company, the Banks, and other participating subsidiaries, who have completed one year of continuous employment with the Company, the Banks, or the participating subsidiaries, and are 21 years of age, are eligible to participate in the ESPP.

        Each employee of the Company, the Banks, or a participating subsidiary who qualifies and does participate in the ESPP (a "Participant") is permitted to authorize payroll deductions, which may not exceed 5% of the Participant's base salary for the pay period. At the end of each plan year (January 1 through December 31) the participating company employing a Participant who is still employed at that time, contributes an amount equal to 25% of such Participant's payroll deductions for that plan year.

        Employee and Company contributions are forwarded to Hancock Bank's Investor Relations Department, which uses the funds to purchase shares of the Company's Common Stock through brokers or dealers or directly from individuals (including officers, directors or employees of the Company, the Banks or the participating subsidiaries) at the prevailing market price on the NASDAQ National Market on the date of such purchase. Brokerage commissions, service charges and other transactional costs associated with the purchase of shares by the ESPP, if any, are paid by the ESPP from its assets (and therefore are borne indirectly by the ESPP Participants). Administrative fees and expenses are paid by the Company. Purchases are made in the name of the ESPP at such times and in such amounts as Hancock Bank's Investor Relations Department deems appropriate, and shares are allocated to each Participant as of June 30 and December 31 of each year. A Participant may withdraw the Common Stock and cash held in his Hancock Bank account after each allocation period (but only once in a plan year without penalty).

        For 2000, Hancock Bank contributed $4,212.59 under the ESPP Plan on behalf of George A. Schloegel; and $2,182.44 on behalf of Carl J. Chaney. These are the only named executive officers of the Company who participate in the ESPP.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. This report reflects the Company's compensation philosophy for all executive officers, as endorsed by the Board of Directors and the Compensation Committee. The Committee comprised mostly of the Company Directors, excluding Messers. Seal and Schloegel, named below, determines annual base salary adjustments and annual bonus awards.

Executive Officer Compensation

        The Company's compensation program for executive officers consists of two key elements: a base salary and an Annual Incentive Plan based on the Company's operating earnings. The Committee believes this approach best serves the interest of stockholders by ensuring that executive officers are compensated in a manner that advances both the short- and long-term interests of stockholders.

Base Salary

        Salaries paid to executive officers (other than Mr. Seal) are reviewed annually by the Chief Executive Officer, ("C.E.O.") of the Company based upon his subjective assessment of the nature of the position, the contributions, experience and company tenure of the executive officer. The C.E.O. then makes his suggestion as to adjustments in base salary for all the executive officers to the Committee. Additionally, the Company uses multiple sources including subscribing to and participating in the Watson-Wyatt Data Survey for Financial Institutions Compensation, Ben E. Cole Financial Corporation advisor, and the Mississippi and Louisiana Bankers Associations' surveys, which provide the Committee with comparative compensation data from the Company's market areas and its peer groups. This information is used by the Committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company's overall and long-term success.

Annual Incentive Plan

        The Company engaged the services of Ben E. Cole Financial Corporation to advise on procedures utilized in the banking industry by like-size institutions for its Annual Incentive Plan. In the last quarter of each fiscal year, the C.E.O., working with the Director of Human Resources, the Chief Financial Officer and other Company executives, develops a Company-wide bonus pool. The size of the bonus pool is based upon a subjective assessment of overall Company and departmental performance as compared to budgeted and prior year performance, and the extent to which the Company achieved its overall financial performance goals and return on stockholders' equity. The bonus pool is then sent to the Board of Directors of the Company for modifications and approval. Once the bonus pool is finalized and approved by the Board, the C.E.O. and the President of Hancock Bank make individual bonus recommendations for executive officers (excluding Mr. Seal and Mr. Schloegel) based upon individual contributions to the Company's short-term and long-term goals achieved for the year.

Annual Incentive Stock Awards

        The 1996 Hancock Holding Company Long-Term Incentive Plan (the "Long-Term Incentive Plan"), that was approved by the Company's shareholders in 1996, is designed to provide annual incentive stock awards. The Long-Term Incentive Plan restricts the combined number of stock options and restricted stock awards to a maximum of 1% of the outstanding shares as reported in the Company's previous year's 10-K. Only 1/3 of the shares available for award each year may be awarded in restricted stock awards or performance stock awards.

        Annually, the C.E.O. and the President of Hancock Bank assess the performance of the Company, the individual executive officer's contributions, and the attainment of individual and departmental goals and use this in making recommendations to the Committee on executive long-term awards. Long-Term Incentives, both restricted stock awards and incentive stock options, are granted as an inducement for executives to enhance the growth of the Company and shareholder value.

        In determining the compensation to be paid to the Company's executive officers in 2000, the Compensation Committee employed these compensation policies designed to align the compensation with the Company's overall business strategy, values, and management initiatives. These policies are intended to reward executives for long-term strategic management and the enhancement of shareholder value and support a performance- oriented environment that rewards achievement of internal goals.

Chief Executive Officer Compensation

        In determining the compensation for Mr. Schloegel, the Company's Vice Chairman and Chief Executive Officer, the Compensation Committee took into consideration overall performance of the Company in addition to publicly disclosed compensation of chief executive officers of other bank holding companies of similar asset size, performance, growth and demographics.

     Submitted by the Company's Compensation Committee:

J. F. Boardman, Jr.            Charles H. Johnson
Frank E. Bertucci              Victor Mavar
James B. Estabrook, Jr.        Christine Smilek
James Horne

CERTAIN TRANSACTIONS AND RELATIONSHIPS

        Directors, Officers, and Principal Shareholders of the Company and their associates have been customers of the Banks from time to time in the ordinary course of business and additional transactions may be expected to take place in the future. All loans to such persons were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or embody other unfavorable features.

FIVE YEAR SHAREHOLDER RETURN COMPARISON

        The U.S. Securities and Exchange Commission requires that the Company include in its Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The peer group index is a group of financial institutions in the Southeast with assets ranging from $1.5 billion to $5 billion, a list of the Companies included in the index follows the graph.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
HANCOCK HOLDING CO., NASDAQ MARKET INDEX, AND SOUTHEAST REGIONAL
CUSTOM PEER GROUP

                                  1995       1996       1997       1998       1999       2000
     HANCOCK HOLDING CO.         100.00     127.46     194.48     149.14     130.03     133.17
     PEER GROUP INDEX            100.00     121.39     192.42     166.99     145.33     136.26
     NASDAQ MARKET INDEX         100.00     124.27     152.00     214.39     378.12     237.66

ASSUMES $100 INVESTED ON DEC. 29, 1995
ASSUMES DIVIDEND REINVESTMENT
FISCAL YEAR ENDING DEC. 29, 2000

Southeast Regional Bank Custom Peer group consisting of the following:

Alabama National Bancorp                       First Charter Corp.                             Simmons First National Corp.
BancorpSouth, Inc.                             First United Bancshares                         United Bancshares, Inc. (WV)
Capital City Bank Group                        Hamilton Bancorp, Inc.                          Wesbanco Inc.
City Holding Co. (WV)                          Republic Bancshares, Inc.                       Whitney Holding Corp.
F & M National Corp.                       Republic Security Fin. Corp.

OTHER MATTERS

         The Board does not anticipate that representatives of Deloitte & Touche LLP will be in attendance at the Annual Meeting, be present to make a statement, or be available to respond to appropriate questions.

        The Annual Report of the Company for the fiscal year ended December 31, 2000 is enclosed. The Annual Report is not to be regarded as proxy soliciting material. Any shareholder who has not received an Annual Report may obtain one from the Company. The Company also will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the U. S. Securities and Exchange Commission. Shareholders wishing to receive a copy of the Annual Report on Form 10-K are directed to write George A. Schloegel, Vice Chairman, at the address of the Company.

PROPOSALS FOR 2002 ANNUAL MEETING

        Any shareholder who wishes to present a proposal at the Company's next Annual Meeting and who wishes to have the proposal included in the Company's Proxy Statement and form of Proxy for the meeting, must submit the proposal to the undersigned at the address of the Company not later than September 21, 2001. After this date, a stockholder who intends to raise a proposal to be acted upon at the 2002 annual meeting of shareholders must inform the Company in writing no later than December 5, 2001. If notice is not provided by that date, the Company Board may exclude such proposal from being acted upon at the 2002 meeting. Further, the persons named in the Company proxy for the 2002 annual meeting will be allowed to exercise their discretionary authority to vote upon such proposal without the matter having been discussed in the Proxy Statement for the 2002 Annual Meeting.

                                                         By Order of the Board of Directors

                                                         /s/ George A. Schloegel
                                                         ----------------------------------
                                                         George A. Schloegel
                                                         Chief Executive Officer
Dated:  January 19, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER

This charter shall be reviewed, updated and approved annually by the Board of Directors.

Role and Independence

 The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the corporation and other such duties as directed by the Board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees set forth in the corporate governance standards of the (New York Stock Exchange, NASDAQ, American Stock Exchange). The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for the purpose.

The Board of Directors shall appoint one member of the Audit Committee as Chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors. The Chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the Director of Internal Audit.

Responsibilities

 The Audit Committee’s primary responsibilities include recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor’s independence, and recommend to the Board any actions necessary to oversee the auditor’s independence.

Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the Board) to report on any and all appropriate matters.

Providing the guidance and oversight to the internal audit activities of the corporation including reviewing the organization plans and results of such activity.

Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

Reviewing with management and the independent auditor, the quarterly financial information prior to the Company’s filing of Form 10-Q. The committee or its Chairperson may perform this review.

Discussing with management, the internal auditors and the external auditors the quality and adequacy of the Company's internal controls.

Discussing with management, the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.